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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  February 9, 2000

                                   CMGI, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                          000-23262                 04-2921333
------------------------        ------------              ------------------
(State or other juris-          (Commission               (IRS Employer
diction of incorporation)       File Number)              Identification No.)


100 Brickstone Square, Andover, MA                          01810
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (978) 684-3600

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
         ------------

     On February 9, 2000, CMGI, Inc. ("CMGI") entered into an Agreement and Plan of Merger and Reorganization, including all exhibits and schedules thereto ("Merger Agreement"), with a wholly owned subsidiary of CMGI and uBid, Inc. ("uBid"), a leading e-commerce auction site, in a stock-for-stock merger transaction valued at approximately $407 million. Under the terms of the Merger Agreement, CMGI will issue .2628 CMGI shares of common stock for every share of uBid common stock held on the closing date of the transaction. In addition, at the effective time of the merger, all outstanding uBid options to purchase uBid Common Stock will be treated as provided for in the Merger Agreement. The closing of the transaction, expected in May of 2000, is subject to customary regulatory approvals, including approval by uBid stockholders. Upon closing, uBid will become a majority-owned operating company of CMGI. Certain affiliates of uBid representing a significant percentage of uBid common stock have agreed to vote in favor of the merger. The transaction is intended to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)  Exhibits.

Exhibit No.    Description
-----------    -----------

  99.1 Press release, dated February 10, 2000, announcing the entering into of an Agreement and Plan of Merger and Reorganization with a wholly owned subsidiary of CMGI, Inc. and uBid, Inc.

                                       2


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2000         CMGI, Inc.
                                ----------
                               (Registrant)

                               By:  /s/ William Williams II
                                    ---------------------------
                                    William Williams II
                                    Title: Vice President and
                                           General Counsel

                                       3
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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

  99.1 Press release, dated February 10, 2000, announcing the entering into of an Agreement and Plan of Merger and Reorganization with a wholly owned subsidiary of CMGI, Inc. and uBid, Inc.